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                                                                    EXHIBIT 23.3


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated February 28, 1996 accompanying the financial statements included in this Form 10-K/A of Synagro Technologies, Inc. We hereby consent to the incorporation by reference of said report in the Registration Statements of Synagro Technologies, Inc. on Forms S-8 (File No. 333-18029) and S-3 (File No. 333-20825).



SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
April 28, 1998